                                                                     EXHIBIT 1.1
                                3,000,000 SHARES

                              HEADHUNTER.NET, INC.

                                  COMMON STOCK

                         ------------------------------
                             UNDERWRITING AGREEMENT
                         ------------------------------


FIRST UNION CAPITAL MARKETS CORP.
J.C. BRADFORD & CO.
WACHOVIA SECURITIES, INC.
DLJDIRECT INC.
As Representatives of the Several
  Underwriters Named in Schedule I hereto
c/o First Union Capital Markets Corp.
Riverfront Plaza
901 East Byrd Street
Richmond, Virginia 23219                                                  , 1999
                                                             -------------
Dear Sirs:

         HeadHunter.NET, Inc., a Georgia corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as the representatives (the "Representatives"), an aggregate of 3,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), of the Company (the "Firm Shares") and, at the election of the Underwriters, the shareholders of the Company named on Schedule II hereto (each a "Selling Shareholder" and collectively, the "Selling Shareholders") propose to sell up to an aggregate of 450,000 shares of Common Stock (the "Optional Shares") as provided in Section 2 of this Agreement solely to cover over-allotments, if any. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares."


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1.       REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to the Underwriters that:

                  (i) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (File No. 333-80915) under the Securities Act of 1933, as amended (the "Act"), and as a part thereof a preliminary prospectus, in respect of the Shares, and has filed one or more amendments thereto. Such registration statement, as amended, has been declared effective by the Commission, and no stop order suspending the effectiveness of such registration statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. Copies of such registration statement and any amendments, including any post-effective amendments, and all forms of the related prospectuses contained therein and any supplements thereto, have been delivered to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, including the prospectus, Part II, all financial schedules and exhibits thereto, and all information deemed to be a part of such registration statement pursuant to Rule 430A under the Act at the time when it became effective, is herein referred to as the "Registration Statement." The form of final prospectus that discloses all the information that was omitted from the prospectus contained in the Registration Statement on the effective date pursuant to Rule 430A of the rules and regulations of the Commission under the Act and in the form filed pursuant to Rule 424(b) under the Act is herein referred to as the "Prospectus." The prospectus included in the Registration Statement, and each prospectus included in any amendment thereto, prior to the effective date of the Registration Statement, is referred to herein as a "Preliminary Prospectus."

                  (ii) No order preventing or suspending the use of any Preliminary Prospectus and each Preliminary Prospectus has been issued or, to the Company's knowledge, is threatened by the Commission, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein.

                  (iii) The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain any untrue statement of

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         a material fact or omit to state a material fact required to be stated
         therein or necessary to make the statements therein (in the light of the circumstances under which they were made, in the case of the Prospectus and any amendments or supplements thereto) not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters expressly for use therein. The Company acknowledges that the only information relating to the Underwriters furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus is the information in the last sentence in the last paragraph on the cover page and the first, second, third, seventh, eighth and ninth paragraphs under the heading "Underwriting."

                  (iv) Since the date of the latest audited financial statements included in the Prospectus, neither the Company nor any of its subsidiaries included on Exhibit 21.1 to the Registration Statement (the "Subsidiaries") has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the outstanding capital stock or long-term debt of the Company or any of the Subsidiaries, or any issuance of options, warrants or rights to purchase capital stock of the Company (except options granted to new employees under the Company's 1998 Long-Term Incentive Plan, as amended, as described in the Prospectus), or any material adverse change, or any development involving a prospective material adverse change, in or affecting the management, business, financial condition, shareholders' equity or results of operations of the Company and the Subsidiaries, taken as a whole ("Material Adverse Effect"), otherwise than as set forth or contemplated in the Prospectus. Other than the Subsidiaries, there are no corporations, joint ventures, partnerships or other entities in which the Company or any Subsidiaries has an ownership interest in excess of 5%.

                  (v) The Company and each of its Subsidiaries have good and marketable title in fee simple to all real property, and good and marketable title to all personal property, owned by them which is material to the business of the Company, in each case free and clear of all liens, encumbrances and defects except (1) such as are described in the Prospectus, (2) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (3) the lien held by ITC Service Company, Inc. ("ITC") to secure the Company's $3.0 million revolving credit facility with ITC, which will be repaid in full with a portion of the proceeds of this offering as described in the Prospectus (and all ITC liens in or to the Company's and its Subsidiaries' properties will be released upon such repayment). All real property and buildings held under lease by the Company or any of the Subsidiaries are held by it under valid, subsisting and enforceable leases (except as may be limited by bankruptcy and other creditor rights laws and general principals of equity, including the


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         availability of the equitable remedy of specific performance) with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such Subsidiaries.

                  (vi) The Company and HNET, Inc. have been duly incorporated and are validly existing and in good standing under the laws of the State of Georgia, with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Prospectus. HeadHunters, L.L.C. has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, with the power and authority to own or lease its properties and conduct its business as described in the Prospectus. Each of the Company and its Subsidiaries has been duly qualified to transact business and is in good standing under the laws of each other jurisdiction in which, given the nature of its business, the ownership of property or other reason, it is required to be so qualified, except where the failure to so qualify would not result in a Material Adverse Effect.

                  (vii) The Company has authorized and issued capital stock as set forth in the Prospectus under the headings "Capitalization" and "Description of Capital Stock;" all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Prospectus; there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Prospectus, the Company has issued no warrants, options or other rights to purchase any securities of the Company; and except as disclosed in the Prospectus, neither the filing of the Registration Statement, nor the offering or sale of the Shares as contemplated by this Agreement, gives rise to any rights for or relating to the registration of any securities of the Company with respect to such filing, offering or sale. All offers and sales of securities of the Company and its Subsidiaries have been at all relevant times duly registered under or exempt from the registration requirements of the Act and were duly registered or exempt from the registration requirements of all applicable state securities or Blue Sky laws.

                  (viii) All of the issued and outstanding shares of capital stock of HNET, Inc. have been duly authorized and validly issued and are fully paid and nonassessable; all membership, limited liability company interests or other ownership interests in each other Subsidiary have been duly authorized and issued in compliance with the applicable operating agreement and organizational documents for such Subsidiary and valid contributions to capital were made by the persons holding such interests in exchange therefor; and except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of, or membership or other ownership interests in, each of the Subsidiaries are owned directly, or indirectly through a wholly-owned subsidiary, by the Company free and clear of any security interests, claims, liens or encumbrances.

                  (ix) The Firm Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully

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         paid and nonassessable and will conform to the description of the
         Shares contained in the Prospectus.

                  (x) The Company has full legal right, power and authority to enter into this Agreement and to issue, sell and deliver the Firm Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy and other creditor rights laws and general principals of equity, including the availability of the equitable remedy of specific performance. The issue and sale of the Firm Shares by the Company and the performance of this Agreement and the consummation by the Company of the other transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or is otherwise bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or bylaws of the Company (each as amended to date the "Articles" and "Bylaws," respectively), or the articles of incorporation, bylaws or other organizational documents of any of the Subsidiaries, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of its or their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Firm Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and the clearance of such offering with the National Association of Securities Dealers, Inc. (the "NASD"). To the knowledge of the Company and each Subsidiary, as of the date of this Agreement, no other party under any contract or other instrument to which it is a party is in material default thereunder.

                  (xi) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject, other than as set forth or contemplated in the Prospectus, which, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate, have a Material Adverse Effect and, to the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

                  (xii) Arthur Andersen LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder.


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                  (xiii) All "employee benefit plans" (as defined in Section
         3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company or any of the Subsidiaries comply in all material respects with the requirements of ERISA and no "employee pension benefit plan" (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

                  (xiv) The consolidated financial statements of the Company and the Subsidiaries, together with the related notes, as set forth in the Registration Statement present fairly the consolidated financial position and the results of operations of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented, except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made. The selected financial information included in the Prospectus under the headings "Summary Financial Data," "Use of Proceeds," "Capitalization," "Selected Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

                  (xv) Neither the Company nor any of the Subsidiaries is in violation of any international, federal, state or local law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of "hazardous substances" (as defined in 42 U.S.C. Section 9601) or "hazardous materials" (as defined by any international, federal, state or local law or regulation) or other waste products, which violation is reasonably likely to result in a Material Adverse Effect, and the Company and each of the Subsidiaries have received all material permits, licenses or other approvals as may be required of them under applicable international, federal, state or local environmental laws and regulations to conduct their business as described in the Prospectus; and the Company and each of the Subsidiaries are in compliance in all material respects with the terms and conditions of any such permit, license or approval; neither the Company nor any of the Subsidiaries has received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C.
         Section 9601 et seq. or any state superfund law; and the disposal by the Company or any Subsidiary of any of the Company's and each Subsidiary's hazardous substances, hazardous materials and other waste products, if any, has been lawful.

                  (xvi) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Act or by the rules and regulations under the Act to be described in the Registration Statement and the Prospectus and which is not described therein.

                  (xvii) The Company and each of the Subsidiaries have filed all federal, state, local and foreign income, franchise and excise tax returns which have been required to be filed (or have received an extension with respect thereto), and have paid or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith; to the knowledge of the Company there is no tax deficiency that has been or might be asserted against the Company that would have a Material Adverse Effect.

                  (xviii) Neither the Company nor any of the Subsidiaries has taken, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (xix) The Shares have been approved for listing, subject to notice of issuance, on the Nasdaq Stock Market's National Market (the "Nasdaq National Market").

                  (xx) The Company and each of the Subsidiaries operate their respective businesses in compliance, in all material respects, with all applicable statutes, ordinances, decrees, orders, rules and regulations of all applicable governmental bodies, including federal, state and local governing bodies in the United States and all foreign governments in areas outside of the United States. The Company and each of the Subsidiaries holds and are operating in compliance, in all material respects, with all franchises, grants, permits, easements, consents, certificates and orders businesses as presently being conducted.

                  (xxi) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (c) assets are properly accounted for and safeguarded against errors or loss from unauthorized use. Neither the Company nor any director, officer, agent, employee or other person acting, with the Company's knowledge, on behalf of the Company has, directly or indirectly, used any funds of the Company for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of the Company, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other payment, or received or retained any funds, in violation of any law, rule or regulation.

                  (xxii) The Company has filed with or submitted to the applicable regulatory authorities each material statement, report, information or form required by any


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         applicable law, regulation or order; all such filings or submissions were in material compliance with applicable laws when filed and, to the knowledge of the Company, no deficiencies have been asserted by any regulatory commission, agency or authority with respect to such filings or submissions. The Company maintains in full force and effect all licenses and permits necessary for the conduct of its business and has not received any notification that any revocation or limitation thereof is threatened or pending. To the knowledge of the Company, there is not pending any change under any law, regulation, license or permit which could have a Material Adverse Effect, other than as set forth in the Prospectus. The Company has not received any notice of violation of or, to the knowledge of the Company, been threatened with a charge of violating and, to the knowledge of the Company, is not under investigation with respect to a possible violation of any provision of any law, regulation or order.

                  (xxiii) There is no document or contract required by the Act or by the rules and regulations of the Commission thereunder to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All documents or contracts filed as exhibits to the Registration Statement to which the Company or any Subsidiary is a party have been duly authorized, validly executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and (assuming the enforceability against all other parties thereto) are enforceable in accordance with their terms, except where enforceability may be limited by bankruptcy and other creditors rights laws and general principles of equity, including the availability of the equitable remedy of specific performance, and where the lack of authorization, execution, delivery or enforceability of any such contract would not have a Material Adverse Effect or prevent or materially hinder the consummation of this Agreement.

                  (xxiv) No labor dispute exists with the Company's employees or, to the Company's knowledge, is imminent which could have a Material Adverse Effect. The Company has no knowledge of any existing or imminent labor disturbance by its employees which could be expected to have a Material Adverse Effect.

                  (xxv) The Company is not, will not become as a result of the transactions contemplated hereby, and does not intend to conduct its business in a manner that would cause it to become, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xxvi) The Company has not violated any applicable laws relating to immigration and has employed only individuals authorized to work in the United States and, to its knowledge, has never been the subject of any inspection or investigation relating to its compliance with or violation of the Immigration Reform and Control Act of 1986 and all Regulations promulgated thereunder.

                  (xxvii) Other than as described in the Registration Statement, the Company's and the Subsidiaries' internal computer systems (the "Systems") and the computer software that the Company has developed (the "Software") are "Millennium Compliant"; for the purposes of this Agreement "Millennium Compliant" means: (a) the functions, calculations, and other computing processes of the Software and Systems (collectively, "Processes") perform as designed regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Software and Systems, whether or not the dates include leap years; (b) the Software and Systems can accept, store, sort, extract, sequence, and otherwise manipulate date inputs and date values, and return and display date values, as designed and in a materially accurate manner, regardless of the dates used or format of the date input; (c) the Software and Systems will function without interruptions caused by the date in time on which the Processes are actually performed or by the date input to the Software and Systems;
         (d) the Software and Systems accept and respond to four digit year date input in a manner that recognizes the correct century and displays, prints and provides electronic output of date information that properly reflects the correct century. Except as set forth in the Registration Statement or as would not have a Material Adverse Effect, to the Company's knowledge after making the inquiries described in the Prospectus, the third party information and operating systems and software (not including the Software and Systems) used by the Company in the conduct of its business are Millennium Compliant.

                  (xxviii) The Company has not received any communication (written or oral) relating to the termination or modification or threatened termination or modification of any of the agreements specifically named or referred to in the Prospectus, nor has it received any communication (written or oral) relating to any determination not to renew or extend any agreement specifically named or referred to in the Prospectus at the end of the current term of any such agreement, except where any such termination, modification, non-renewal or non-extension would not have a Material Adverse Effect.

                  (xxix) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (xxx) The filing of the Registration Statement has been duly authorized by the Board of Directors of the Company.

                  (xxxi) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

                  (xxxii) The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property") which are necessary to conduct their business as described in the Registration Statement and Prospectus; neither the Company nor the Subsidiaries have received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of the Company or the Subsidiaries by others with respect to any Intellectual Property, and the Company and the Subsidiaries have not received any notice of, and have no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property owned or used by the Company or the Subsidiaries, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

                  (xxxiii) The Company and the Subsidiaries maintain insurance with insurers of recognized financial responsibility against such losses and risks and in such amounts as management believes it appropriate to the business of the Company and all such policies are in full force and effect. The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (xxxiv) The Company has not distributed and will not distribute prior to the later of (i) the First Delivery Date or the Second Delivery Date, as the case may be, or (ii) completion of the distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus, the Registration Statement and other materials, if any, permitted by the Act.

         (b) Each of the Selling Shareholders represents, warrants and covenants to each Underwriter that:

                  (i) Such Selling Shareholder at the Closing Date will have good and valid title to the Optional Shares set forth in Schedule II to be sold by such Selling Shareholder, free and clear of any liens, encumbrances, equities and claims (other than as imposed by the Act or this Agreement), and full right, power and authority to effect the sale and delivery of such Shares; and upon the delivery of and payment for the Optional Shares to be sold by such Selling Shareholder pursuant to this Agreement, good and valid title thereto, free and clear of any liens, encumbrances, equities and claims, will be transferred to the Underwriters.

                  (ii) Such Selling Shareholder has duly executed and delivered the Custody Agreement and Power of Attorney (the "Custody Agreement") in the form previously delivered to the Underwriters, appointing Robert
         M. Montgomery, Jr. and Mark W. Partin, and each of them, as such Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact") and American Stock Transfer & Trust Company, as custodian (the "Custodian").

         The Attorney-in-Fact is authorized to execute, deliver and perform this Agreement on behalf of such Selling Shareholder, to deliver the Optional Shares to be sold by such Selling Shareholder hereunder, to accept payment therefor and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement. Certificates, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, representing the Optional Shares to be sold by such Selling Shareholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. Such Selling Shareholder agrees that the shares of Common Stock represented by the certificates on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Shareholders hereunder, that the arrangements made for such custody and the appointment of the Attorney-in-Fact are to that extent irrevocable, and that the obligations of such Selling Shareholder hereunder shall not be terminated except as provided in this Agreement and the Custody Agreement. If such Selling Shareholder, as the case may be, should die, become disabled or be declared incompetent, dissolve, cease to exist, terminate or become insolvent, or if any other event should occur before the delivery of the Optional Shares of such Selling Shareholder hereunder, the certificates for such Optional Shares deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, disability, incompetence, dissolution, cessation of existence, termination, insolvency or other event had not occurred, regardless of whether or not the Custodian or the Attorney-in-Fact shall have received notice thereof.

                  (iii) Such Selling Shareholder, acting through such Selling Shareholder's duly authorized Attorney-in-Fact, has duly executed and delivered this Agreement; this Agreement constitutes a legal, valid and binding obligation of such Selling Shareholder; all authorizations and consents necessary for the execution and delivery of this Agreement and the Custody Agreement on behalf of such Selling Shareholder and for the sale and delivery of the Optional Shares to be sold by such Selling Shareholder hereunder have been given, except as may be required by the Act or state securities laws or the NASD; and such Selling Shareholder has the legal capacity and full right, power and authority to execute this Agreement and the Custody Agreement.

                  (iv) The performance of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby by such Selling Shareholder will not result in a material breach or violation of, or material conflict with, any of the terms or provisions of, or constitute a material default by such Selling Shareholder under, any indenture, mortgage, deed of trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which such Selling Shareholder or any of his or its properties is bound, any statute, or any judgment, decree, order, rule or regulation or any court or governmental agency or body applicable to such Selling Shareholder or any of his or its properties.

                  (v) Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offer and sale of the Shares other than any preliminary prospectus prepared and filed by the Company with the Commission or the Prospectus or other material permitted by the Act.

                  (vi) Such Selling Shareholder is not prompted to sell the Optional Shares to be sold by such Selling Shareholder by any material, non-public information concerning the Company that is not fully and fairly disclosed in the preliminary prospectus or the Prospectus.

                  (vii) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such Registration Statement, Preliminary Prospectus and Prospectus and any amendments or supplements thereto did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (viii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory body, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by such Selling Shareholder, and the consummation by it of the transactions herein contemplated (other than as required by the Act, state securities laws and the NASD).

                  (ix) Any certificates signed by or on behalf of such Selling Shareholder as such and delivered to the Representatives or to counsel for the Representatives shall be deemed a representation and warranty by such Selling Shareholder to each Underwriter as to the matters covered thereby.

                  (x) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Shareholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                  (xi) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action intended to constitute or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock.

                  (xii) Such Selling Shareholder is not a member of the NASD that is participating in the distribution of the Shares or a "person associated with a member," as that term is defined in the NASD's Review of Corporate Financing Interpretation.

         (c) Warren L. Bare represents, warrants and covenants to each Underwriter that, to his knowledge, the representations and warranties of the Company contained in Section 1(a) of this Agreement are true and correct in all material respects. Mr. Bare has reviewed and is familiar with the Registration Statement as originally filed with the Commission and the Preliminary Prospectus contained therein, and to his knowledge, the Preliminary Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.       PURCHASE AND SALE.

         Subject to the terms and conditions herein set forth, (a) the Company agrees to sell the Firm Shares to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at a purchase price of $_______ per share, the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase the Optional Shares as provided below, the Selling Shareholders agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each Selling Shareholder (or the Company, if applicable under the next paragraph and Article
10), at the purchase price set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional securities) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares that such Selling Shareholder is entitled to sell as set forth opposite the name of such Selling Shareholder in Schedule II hereto, and the denominator of which is the maximum number of the Optional Shares that all of the Selling Shareholders are entitled to sell, and then multiplying that resulting number by a fraction, the numerator of which is the maximum number of Optional Shares that such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto, and the denominator of which is the maximum number of the Optional Shares that all of the Underwriters are entitled to purchase.

         The Selling Shareholders and, in the event either of the Selling Shareholders defaults in his or its obligations to sell Optional Shares, the Company, hereby grant to the Underwriters the right to purchase at their election all or any part of the Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any Optional Shares purchased by the Underwriters shall be purchased from the Selling Shareholders; provided, however, that if either of the Selling Shareholders defaults for any reason in his or its obligation to sell the Optional Shares, the Company shall, if requested by the Underwriters, issue and sell the Optional Shares to the Underwriters in accordance with Article 10 of this Agreement. Any such election to purchase Optional Shares may be exercised no more than once by written notice from you to the Company and the Selling Shareholders, given within a period of 30 days after the date of this Agreement, setting forth the aggregate amount of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you, but in no event

(i) earlier than the First Delivery Date (as defined in Section 4 hereof) or
(ii) unless you otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

3.       OFFERING BY THE UNDERWRITERS.

         Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus and this Agreement.

4.       DELIVERY AND PAYMENT.

         Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as First Union Capital Markets Corp. may request upon at least two business days prior notice to the Company or the Selling Shareholders, as applicable, shall be delivered by or on behalf of the Company or the Selling Shareholders, as applicable, to you for the account of each Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor all at the offices of First Union Capital Markets Corp., Riverfront Plaza, 901 E. Byrd Street, Richmond, Virginia 23219. Payment of the purchase price for the Shares shall be made by wire transfer of immediately available funds. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., Richmond, Virginia time, on ___________, 1999 or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., Richmond, Virginia time, on the date specified by you in the written notice given by you (consistent with Section 2 hereof) of the Underwriters' election to purchase such Optional Shares, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Delivery Date," such time and date for delivery of the Optional Shares, if not the First Delivery Date, is herein called the "Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." Such certificates will be made available for checking and packaging at least 24 hours prior to each Delivery Date at the offices of First Union Capital Markets Corp., Riverfront Plaza, 901
E. Byrd Street, Richmond, Virginia 23219 or such other location designated by the Underwriters to the Company and the Selling Shareholders, as applicable.

5.       AGREEMENTS OF THE COMPANY.

         The Company agrees with the Underwriters:

         (a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A under the Act; to make no amendment or supplement to the Registration Statement or Prospectus prior to any Delivery Date which is reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the

Registration Statement has been filed or becomes effective, or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly all commercially reasonable efforts to obtain its withdrawal.

         (b) Promptly from time to time to take such actions as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided that, in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (c) To furnish the Underwriters with copies of the Registration Statement and the Prospectus in such quantities as you may from time to time reasonably request during such period following the date hereof that a prospectus is required to be delivered in connection with offers or sales of Shares, and, if the delivery of a prospectus is required during this period and if at such time any event shall have occurred as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus to comply with the Act, to notify you and upon your request to file such document and to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus, which will correct such statement or omission or effect such compliance.

         (d) To make generally available to its shareholders and to deliver to you, an earnings statement of the Company, conforming with the requirements of
Section 11(a) of the Act and Rule 158 under the Act, covering a period of at least 12 months beginning after the effective date of the Registration Statement;

         (e) For a period of 180 days from the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than the Shares or pursuant to employee stock option or incentive plans or pursuant to options, warrants or rights outstanding on the date of this Agreement or pursuant to bona fide gifts to persons who agree in writing with the donor to be bound by this restriction), without the prior written consent of First Union Capital Markets Corp.

         (f) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, the Nasdaq Stock Market or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request.

         (g) To apply the net proceeds from the sale of the Firm Shares for the purposes set forth in the Prospectus and report the use of such proceeds in accordance with Rule 463 under the Act.

         (h) The Company will comply with all of the provisions of any undertakings contained in the Registration Statement. The Company will, from time to time, after the effective date of the Registration Statement file with the Commission such reports as are required by the Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and shall also file with state securities commissions in states where the Shares have been sold by you (as you shall have advised us in writing) any such reports as are required to be filed by the securities acts and the regulations of those states.

         (i) If at any time during the 25 day period after the Registration Statement is declared effective, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in your opinion, the market price for the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising it to do so, prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

         (j) Neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed to cause or result in, or which might constitute or be expected to constitute, stabilization or manipulation of the price of the Common Stock.

         (k) The Company will cause the Shares to be listed on the Nasdaq Stock Market's National Market (or such other trading market as shall be approved by you) at each Delivery Date and will use all commercially reasonable efforts to cause the Shares to be so listed for at least three years from the date hereof.

         (l) The Company will not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the 1940 Act.

         (m) The Company will maintain a transfer agent and, if necessary under the laws of the State of Georgia, a registrar for the Common Stock.

         (n) Prior to the First Delivery Date (and, if applicable, the Second Delivery Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its Subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (o) The Company has filed a registration statement on Form 8-A with the Commission providing for the registration of the Shares under the Exchange Act, and such registration shall remain effective prior to and after the First Delivery Date and Second Delivery Date for as long as the Company is a reporting company under the Exchange Act.

6.       PAYMENT OF EXPENSES.

         The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act; (ii) the expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or reproducing any Agreement Among Underwriters, Selected Dealers Agreement, this Agreement, Blue Sky Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection therewith; (v) filing fees paid or incurred by the Underwriters and related reasonable fees and expenses of counsel to the Underwriters in connection with filings with the NASD; (vi) the cost of preparing stock certificates; (vii) the costs or expenses of any transfer agent or registrar; (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any third party consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such third party consultants, and the cost of any aircraft chartered in connection with the road show; provided, however, expenses will be paid by the Underwriters, for any Underwriter who is transported on aircraft chartered by the Company for a "road show" presentation, in an amount equal to the average commercial airfare rate for the flight, as reasonably determined by the Underwriters; (ix) the expenses of listing the Shares on the Nasdaq National Market and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. To the extent, if at all, that either or both of the Selling Shareholders engage special legal counsel to represent them in connection with the transactions contemplated by this Agreement, the fees and expenses of such counsel shall be borne by the Selling Shareholders. It is understood, however, that except as provided in this Section, Section 8 and
Section 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

7.       CONDITIONS TO OBLIGATIONS OF UNDERWRITERS.

         The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Shareholders herein are, at and as of such Delivery Date, true and correct, and the condition that the Company and the Selling Shareholders shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 4:00 p.m., Washington, D.C. time, on the date of this Agreement, or such later time and date as shall have been consented to by the Representatives, and all filings required by Rule 424, Rule 430A, Rule 434 or Rule 462(b), if applicable, of the rules and regulations of the Commission shall have been made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no Underwriter shall have advised the Company that the Registration Statement or any amendment thereto contains an untrue statement of fact which, in your judgment, is material or omits to state a fact which, in your judgment, is material and is required to be stated therein or necessary to make the statements therein not misleading, or that any Preliminary Prospectus, the Prospectus or any supplement thereto contains an untrue statement of fact which, in your judgment, is material, or omits to state a fact which, in your judgment, is material and is required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (b) Nelson Mullins Riley & Scarborough, L.L.P., counsel for the Underwriters, shall have furnished to you such opinion or opinions, dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Shares being issued at such Delivery Date, the Registration Statement, the Prospectus, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Alston & Bird LLP, counsel for the Company, shall have furnished to you their written opinion, dated each such Delivery Date, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit A attached hereto, and Gray & Gilliland P.C., counsel to Selling Shareholders, shall have furnished to you their written opinion, dated such Delivery Date, in form and substance reasonably satisfactory to you, to the effect set forth in Exhibit B attached hereto;

         (d) On the date of this Agreement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also at each Delivery Date, Arthur Andersen LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain other financial information relating to the Company and its Subsidiaries contained in the Registration Statement and the Prospectus;

         (e) (i) Neither the Company nor any of the Subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any loss or interference with their business taken as a whole from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the outstanding capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company and the Subsidiaries taken as a whole otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii) is, in your reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated by the Prospectus;

         (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension in the trading of the Company's securities; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the National Association of Securities Dealers, Inc. Automated Quotation System; (iii) a general moratorium on commercial banking activities in New York, Virginia or Georgia declared by either federal or New York, Virginia or Georgia authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (iv) would have such a materially adverse effect, in your reasonable judgment, as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Delivery Date on the terms and in the manner contemplated in the Prospectus; or (v) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it inadvisable to proceed with the payment for and delivery of the Shares;

         (g) The Company shall have furnished to you copies of agreements between the Company and the directors, executive officers and certain shareholders of the Company specified by you, including but not limited to the Selling Shareholders, in form and content reasonably satisfactory to you, pursuant to which such persons agree that for a period beginning on the date of effectiveness of the Registration Statement and ending 180 days thereafter, they will not, except pursuant to this Agreement, directly or indirectly (i) make, agree to or cause any offer, sale (including short sale), loan, pledge, or other disposition of, or grant any options, rights or warrants to purchase with respect to, or otherwise transfer or reduce any risk of ownership of, directly or indirectly, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock or other capital stock of the Company or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Common Stock (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), or (iii) make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, without the prior written consent of First Union Capital Markets Corp., which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that nothing contained therein shall prohibit (x) the exercise of stock options or other purchases of Common Stock under stock option plans or other incentive compensation arrangements for employees or directors previously approved by the Company's Board of Directors or (y) the gift, pledge, assignment or transfer, in lifetime or by will or intestacy, to a person, entity or trust of any such securities without the prior consent of First Union Capital Markets Corp. if the donee, pledgee, assignee, beneficiary, heir, trustee or other transferee agrees, in writing delivered to First Union Capital Markets Corp. within five days after such gift, pledge or assignment, to be bound by the terms of such agreement; and

         (h) The Company and the Selling Shareholders shall have furnished or caused to be furnished to you at such Delivery Date certificates of officers of the Company and certificates of the Selling Shareholders, as applicable, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein at and as of such Delivery Date, as to the performance by the Company and the Selling Shareholders of all of their respective obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

8.       INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters through you expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. For all purposes of this Agreement, the Company acknowledges that the information in the last sentence of the last paragraph on the cover page and the first, second, third, seventh, eighth and ninth paragraphs under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by you expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

         (b) The Selling Shareholders agree, severally and not jointly, to indemnify and hold harmless each Underwriter (including, without limitation, in its capacity as an Underwriter or as a "qualified independent underwriter" within the meaning of Rule 2700 of the NASD), and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or
Section 20 of the Exchange Act, or any blue sky application or filing, and the Company, its directors, its officers who sign the Registration Statement and each person, if any who controls the Company within the meaning of either such Section, provided, however, that the indemnification obligation of each Selling Shareholder shall be limited to the net proceeds received by such Selling Shareholder with respect to the Optional Shares sold by such Selling Shareholder, from and against any and all losses, claims, damages and liabilities (or actions in respect thereof) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendment or supplement thereto) or any Preliminary Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement or the Prospectus or in any Preliminary Prospectus; provided, however, that the foregoing indemnity agreement shall be effective only if Optional Shares are sold pursuant to this Agreement; further provided, that no foregoing indemnity agreement with respect to any Preliminary Prospectus or the Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability; and further provided, that no Selling Shareholder will be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Optional Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to an Underwriter furnished in writing to the Company by an Underwriter expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus. For all purposes under this Agreement, the Selling Shareholders acknowledge that the information in the last sentence of the last paragraph on the cover page and the first, second, third, seventh, eighth and ninth paragraphs under the heading "Underwriting" in any Preliminary Prospectus and the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by you expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

         (c) Each Underwriter will indemnify and hold harmless the Company and the Selling Shareholders against any losses, claims, damages or liabilities to which the Company or Selling Shareholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through you expressly for use therein; and will reimburse the Company and the Selling Shareholders for any legal or other expenses reasonably incurred by the Company and the Selling Shareholders in connection with investigating, preparing to defend or defending, or appearing as third-party witness in connection with, any such action or claim.

         (d) Promptly after receipt of notice of the commencement of any action by an indemnified party under subsection (a), (b) or (c) above, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties, unless such firm of attorneys shall have reasonably concluded that one or more indemnified parties has actual differing interests with any other indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its written consent and will not be liable to such indemnified party under this
Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Shareholders and the Underwriters from the offering of the Shares. The relative benefits received by the Selling Shareholders shall be deemed to be in proportion to the net proceeds to be received by them in the offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the Selling Shareholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the total underwriting discount, but before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, a Selling Shareholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations under this subsection (e) are several in proportion to their respective underwriting obligations and not joint.

         (f) The obligations of the Company and the Selling Shareholders under this Section 8 shall be in addition to any liability which the Company and the Selling Shareholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act and to the Selling Shareholders.

9.       DEFAULT OF UNDERWRITERS.

         (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Delivery Date, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company or the Selling Shareholders shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company or the Selling Shareholders that you have so arranged for the purchase of such Shares, or the Company or the Selling Shareholders notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Shareholders shall have the right to postpone such Delivery Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion, exercised in consultation with Nelson Mullins Riley & Scarborough, L.L.P., may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

         (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company or the Selling Shareholders as provided in subsection (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Delivery Date, then the Company or a Selling Shareholder, as applicable, shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder at such Delivery Date and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder at such Delivery Date) of the share of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company or the Selling Shareholders, as applicable, as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Delivery Date, or if the Company or a Selling Shareholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase and the Selling Shareholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriters or the Company and the Selling Shareholders, except for the expenses to be borne by the Company and the Underwriters as provided in
Section 6
hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.      DEFAULT BY A SELLING SHAREHOLDER.

         If a Selling Shareholder shall fail to sell and deliver the number of Optional Shares that such Selling Shareholder is obligated to sell, the Underwriters may, at their option, by notice to the Company, either (a) require the Company to sell and deliver such number of shares of Common Stock as to which such Selling Shareholder has defaulted, (b) elect to purchase the Firm Shares that the Company has agreed to sell pursuant to this Agreement or (c) terminate this Agreement if the Company shall have refused to sell and deliver to the Underwriters the shares of Common Stock referred to in clause (a) of this
Section 10.

         In the event of a default under this Section 10 that does not result in the termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. No action taken pursuant to this Section 10 shall relieve the Company or the Selling Shareholder so defaulting from liability, if any, in respect of such default.

11.      REPRESENTATIONS AND INDEMNITIES TO SURVIVE.

         The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

12.      TERMINATION AND PAYMENT OF EXPENSES.

         If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Selling Shareholders shall not then be under any liability to any Underwriter, except as provided in Section 6 and Section 8 hereof; but if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Section 6 and Section 8 hereof.

13.      NOTICES.

         In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

         All statements, requests, notices and agreements hereunder shall be in writing and if to the Underwriters shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to First Union Capital Markets Corp., at Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia 23219, Attention: Corporate Finance Department, facsimile (804) 782-3440, with a copy (which shall not constitute notice) to Nelson Mullins Riley & Scarborough, L.L.P., Attention: Susan L. Spencer, Esq., counsel for the Underwriters; if to the Company shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex, or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Robert M. Montgomery, Jr., facsimile (770) 300-9298, with a copy (which shall not constitute notice) to Alston & Bird LLP,
Attention: Joel J. Hughey, Esq., counsel to the Company; and if to the Selling Shareholders shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to Warren L. Bare, at ______________________, and to the Bare Family Trust, at ________________________, with at copy (which shall not constitute notice) to Gray & Gilliland, P.C., at Perimeter Ridge, Building 12, Suite 200, 750 Hammond Drive, Atlanta, Georgia 30328, Attention: P. Steven Kratsch, Esq., facsimile
(404) 843-2009, counsel to the Selling Shareholders; provided, however, that any notice to any Underwriter pursuant to Section 8 hereof shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to such Underwriter at its address set forth in the Underwriters' Questionnaire, which address will be supplied to the Company or the Selling Shareholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.      SUCCESSORS.

         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Shareholders and, to the extent provided in Sections 8 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.      TIME OF THE ESSENCE.

         Time shall be of the essence in this Agreement.

16.      BUSINESS DAY.

         As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

17.      APPLICABLE LAW.

         This Agreement shall be construed in accordance with the laws of the State of Georgia.

18.      CAPTIONS.

         The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

19.      COUNTERPARTS.

         This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

20.      PRONOUNS.

         All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which will be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          HEADHUNTER.NET, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                          By:
                                             -----------------------------------
                                             Warren L. Bare,
                                             Selling Shareholder


                                          BARE FAMILY TRUST, Selling Shareholder


                                          By:
                                             -----------------------------------
                                             John McAllister, Trustee

Accepted as of the date hereof
at Richmond, Virginia:

FIRST UNION CAPITAL MARKETS CORP.
J.C. BRADFORD & CO.
WACHOVIA SECURITIES, INC.
DLJDIRECT INC.
As Representatives of the several Underwriters

By:      FIRST UNION CAPITAL MARKETS CORP.


By:
   ---------------------------------------
   Name:
   Title:

                                   SCHEDULE I


                                                                                                   OPTIONAL
                                                                                                  SECURITIES
                                                                                                TO BE PURCHASED
                                                                            FIRM SHARES           IF MAXIMUM
UNDERWRITER                                                               TO BE PURCHASED      OPTION EXERCISED
-----------                                                               ---------------      ----------------

First Union Capital Markets Corp.....................................

J. C. Bradford & Co. ................................................

Wachovia Securities, Inc.............................................

DLJdirect Inc........................................................

                                   SCHEDULE II

                              SELLING SHAREHOLDERS


NAME OF SELLING SHAREHOLDER                                                      NUMBER OF OPTIONAL SHARES
---------------------------                                                      -------------------------

Warren L. Bare.......................................................                        225,000

Bare Family Trust....................................................                        225,000
                                                                                             --------

         Total.......................................................                        450,000

                                      B-2